Exhibit 26 (g) iii. a. a1.

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

(hereinafter referred to as the “Reinsurer”)

Original Treaty Effective Date: May 28, 2012

Coverage: SL10/SL11/SL11BSP/SL15/SL17

(COLI/BOLI              business only)

Effective May 28, 2012, the Amendment Effective Date, Article I - Automatic Reinsurance of the above-referenced Agreement will be replaced with the attached Article I - Automatic Reinsurance clarifying the              facultative rule.

Except as provided herein, all other terms, provisions and conditions of the above-referenced Agreement remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: /s/ Peter G Ferris		Date:	4-1-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By: /s/ Peter G Ferris		Date:	4-1-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By: /s/ Peter G Ferris		Date:	4-1-13
Peter G. Ferris
Vice President & Actuary

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Senan O’Loughlin	Date:	3/13/2013

Print name:	Senan O’Loughlin

Title:	Senior Vice President

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Joseph Lapine	Date:	3/13/2013

Print name:	Joseph Lapine

Title:	Senior Vice President

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ARTICLE I: AUTOMATIC AND FACULTATIVE REINSURANCE

A.	The Ceding Company shall automatically cede to the Reinsurer reinsurance of that portion of individual life policies and supplemental benefits as specified in Schedule A – Accepted Coverages, and the Reinsurer shall automatically accept such reinsurance that meets the following requirements:

1.	The individual risk must be underwritten by the Ceding Company in accordance with its standard underwriting practices and guidelines. A copy of the Ceding Company’s current underwriting guidelines is attached as Schedule F – Underwriting Guidelines. Risks falling into any other special reinsurance or underwriting programs such as Facultative Shopping will be excluded from this Agreement.

2.	The mortality rating on each individual risk must not exceed % (Table ), or its equivalent on a flat extra premium basis.

3.	The maximum amount of insurance issued and applied for in all companies on each risk must not exceed the Jumbo Limit as specified in Schedule B – Reinsurance Limits.

4.	On each individual life, the Ceding Company shall retain the amounts of insurance as specified in Schedule B – Reinsurance Limits.

5.	The maximum amounts of insurance to be automatically reinsured on a life must not exceed the reinsurance limits specified in Schedule B – Reinsurance Limits.

In addition, deviations from the automatic guidelines referenced in 1-5 above shall be reviewed by a Lead Underwriter. The Lead Underwriter shall be             ; however, if there are underwriter changes at            , the Lead Underwriter will be subject to review and possible changed by the Ceding Company.

B.	Reinsurance which may not be ceded automatically according to the provisions stated in Paragraph A of this Article, may be submitted to the Reinsurer for facultative consideration as described in Article II – Facultative Submission.

C.	The liability of the Reinsurer for automatically ceded reinsurance shall commence simultaneously with that of the Ceding Company, subject to the provisions of Paragraph E of this Article. The liability of the Reinsurer for reinsurance ceded automatically shall terminate simultaneously with that of the Ceding Company’s liability or as specified in accordance with the provisions of Article IV – Premiums, Payments and Reports or Article IX – Changes in Retention.

D.	For Fully Underwritten cases, the individual risk shall not have been submitted on a facultative basis by the Ceding Company to the Reinsurer or other reinsurers within the last .

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ARTICLE I: AUTOMATIC AND FACULTATIVE REINSURANCE

(Continued)

E.	The Reinsurer shall not be liable for benefits paid under the Ceding Company’s conditional receipt or temporary insurance agreement unless all the conditions for automatic reinsurance coverage are met. The pre-issue liability applies only once on any given life no matter how many receipts were issued or initial premiums were accepted by the Ceding Company. After a policy is issued, no reinsurance benefits are payable under this pre-issue coverage provision. The Reinsurer’s liability under the Ceding Company’s conditional receipt or temporary insurance agreement is limited to the lesser of i. or ii. below:

i.	The Automatic Binding Limits in Schedule B – Reinsurance Limits.

ii.	The amount for which the Ceding Company is liable less its retention, less any amount of reinsurance with other reinsurers.

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

(hereinafter referred to as the “Reinsurer”)

Original Treaty Effective Date: May 28, 2012

Coverage: SL10/SL11/SL11BSP/SL15/SL17

(COLI/BOLI              business only)

Effective May 28, 2012, the Amendment Effective Date, Article II and Article XI shall be amended for            . Article II – Facultative Submission and Article XI – Claims of the above-referenced Agreement will be replaced with the attached Article II – Facultative Submission and Article XI – Claims.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: /s/ Peter G Ferris		Date:	8-29-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By: /s/ Peter G Ferris		Date:	8-29-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By: /s/ Peter G Ferris		Date:	8-29-13
Peter G. Ferris
Vice President & Actuary

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Senan O’Loughlin	Date:	8/28/13

Print name:	Senan O’Loughlin

Title:	Senior Vice President

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Audrey Chervansky	Date:	8/28/13

Print name:	Audrey Chervansky

Title:	Vice President

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ARTICLE II: FACULTATIVE SUBMISSION

A.	The Ceding Company may submit, on a facultative basis, life insurance risks for plans and eligible policies as set forth in Schedule A – Accepted Coverages, if the requirements for automatic reinsurance are not met, or if the requirements for automatic reinsurance are met but it prefers to apply for facultative reinsurance.

B.	A facultative application shall be made that is in substantial accord with the Underwriting Worksheet attached in Schedule F – Underwriting Guidelines and shall be accompanied by copies of all the Ceding Company’s pertinent papers relating to the insurability of the risk. The Reinsurer shall give immediate consideration to a facultative application and notify the Ceding Company as soon as possible in writing (via mail, fax, or e-mail) of its underwriting offers.

C.	The Reinsurer shall have no liability on a facultative submission by the Ceding Company until an offer to reinsure has been made by the Reinsurer and accepted in writing (via mail, fax, or e-mail) by the Ceding Company. The Reinsurer’s offer shall expire at the end of from the date of the Reinsurer’s offer unless an earlier date is specified in the offer, or the date specified in the Reinsurer’s approval to extend their offer, or the date the Reinsurer receives notice from the Ceding Company of the withdrawal of their application, whichever comes first.

D.	The liability of the Reinsurer for reinsurance ceded facultatively shall terminate simultaneously with that of the Ceding Company’s liability or as specified in accordance with the provisions of Article IV – Premiums, Payments and Reports or Article IX – Changes in Retention.

E.	Facultative Binder Coverage (conditional receipt) for regular issue, Guaranteed Issue (GI) and Simplified Issue (SI): If the reinsurer has facultatively accepted a case where premium is accepted and lives meet the “actively at work” requirement but the case has not been issued, the reinsurer will provide coverage.

F.	On facultative submissions for .

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ARTICLE XI: CLAIMS

A.	The Ceding Company is responsible for the settlement of claims in accordance with applicable law and policy terms. The Ceding Company shall promptly send after the Ceding Company receives notice of a claim on a reinsured policy, copies of the proofs of claim, and any other information, including underwriting files, the Ceding Company may possess pertinent to the claim that the Reinsurer may request. The Reinsurer may request available additional documents it deems necessary to the determination of liability for the claim.

As a condition to the Reinsurer’s obligation to pay a claim, before making a claim decision or settlement offer, the Ceding Company will seek the Reinsurer’s recommendation on such matters to the extent specified in Schedule I – Business Guidelines; Claims Consultation. The Reinsurer will promptly make a recommendation; failing such, the Ceding Company may settle the claim without further consultation. The terms of Schedule I – Business Guidelines; Claims Consultation notwithstanding, the Ceding Company may request a recommendation from the Reinsurer on any claim on a Reinsured Policy. The Ceding Company will provide the Reinsurer all available information, including, underwriting files, requested by the Reinsurer for consideration of any claim on a reinsured policy.

B.	The Reinsurer upon receipt of the claim papers shall promptly make payment in settlement of the reinsurance under a claim approved and paid in good faith and according to the terms of the underlying policy and documented company practice by the Ceding Company for a reinsured risk hereunder. Provided there is no existing material breach of this Agreement by the Ceding Company, the Reinsurer will be liable to the Ceding Company for the benefits reinsured and the reinsurance will not exceed the Ceding Company’s contractual liability (based on its normal practices) less the amount retained unless the Reinsurer opted out of a contested claim, in which case the Reinsurer pays its share regardless of final agreed upon settlement amount. The payment of death benefits by the Reinsurer will be in one lump sum regardless of the mode of settlement under the reinsured policy. The payment to the Ceding Company will include interest as described in Paragraphs F and G of this Article.

C.	On all policies reinsured under this Agreement, the Ceding Company and the Reinsurer will be . For contestable claims, the Ceding Company shall send to the Reinsurer all of the contestable claims documentation as required in the underlying Agreement, by any of the following means: facsimile, secure email, express mail, or any other means agreed upon by both parties. If the Ceding Company sends the documentation via secure email, it shall submit said information for each claim directly to the Reinsurer via a “list of claims personnel”[1] that is provided by the Reinsurer. The Reinsurer has complete responsibility for the Reinsurer’s review of each claim and must make a concerted effort to communicate its decision for each claim in writing (email is acceptable) to the Ceding Company within from the day in which the Reinsurer received the final documentation. If the Reinsurer does not communicate its decision in writing (email is acceptable) to the Ceding Company regarding whether to contest or pay the claim during the stated time period, the Ceding Company shall proceed to settle, contest or deny the claim as allowed in the

1 The            .

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ARTICLE XI: CLAIMS

(Continued)

underlying Agreement without requiring further input from the Reinsurer. The Ceding Company may take into consideration any other reinsurer’s recommendations regarding the claim that was communicated to the Ceding Company within the timeframe specified, but in all cases only the Ceding Company will determine the proper action on the claim and the decision, which will be made exclusively by the Ceding Company, shall be binding on the Reinsurer and all other reinsurers affected by the claim.

D.	Unless it has previously released it liability, the Reinsurer shall share in the claim expenses of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with the Reinsurer bears to the total net amount at risk of the Ceding Company under all policies on that life being contested or compromised by the Ceding Company and shall share in the total amount of any reduction in liability in the same proportion. The Ceding Company will promptly advise the Reinsurer of all significant developments including notice of legal proceedings initiated in connection with the contested claim. The Reinsurer will pay its share of reasonable investigation and legal expenses incurred in adjudicating or litigating the claim. The Reinsurer will not be liable for any portion of any routine investigative or administrative expenses incidental to the settlement of claims (such as, compensation of salaried employees) which are incurred by the Ceding Company; nor for any expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that the Ceding Company admits are payable.

If the Ceding Company returns premiums to the policy owner of beneficiary as a result of misrepresentation, the Reinsurer will refund net reinsurance premiums received on that policy to the Ceding Company, without interest.

E.	Alternatively, the Reinsurer may decline to be a party to the contest, compromise, or litigation involved on a claim, in which case it shall pay the full amount of its share of the claim to the Ceding Company. The Reinsurer must convey this decision in writing (email is acceptable) within the time period specified above. In such case, the Reinsurer shall not share in any claim expenses involved in such contest, compromise or litigation, or in any reduction in claim amount resulting therefrom.

F.	In the event of an increase or reduction in the amount of the Ceding Company’s insurance on any policy reinsured hereunder because of a misstatement of age or sex being established after the death of the insured, the Ceding Company and the Reinsurer shall share in such increase or reduction in proportion to their respective amounts at risk under such policy. Premiums are calculated as if the policy had been re-written, and the proper adjustment for the difference in reinsurance premiums, without interest, will be made.

G.	The Reinsurer shall reimburse the Ceding Company for its proportionate share of any interest paid on claims by the Ceding Company for the period preceding the Reinsurer’s payment of its share of the claim. Typically the interest rate paid is computed using an effective annual rate not less than %, or, if greater, the annual rate required. The interest option rate is set by the Board of Directors each year unless otherwise state dictated which rates vary state by state. Interest shall be calculated from the date of death to the date of remittance to the beneficiary, or if the claim proceeds go under settlement option, from the date of death to the

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ARTICLE XI: CLAIMS

(Continued)

date of the Reinsurer’s remittance to the Ceding Company. Adjustment to reinsurance premiums in such case will be made without interest.

H.	On claims paid by the Reinsurer, if the period of time between when the Ceding Company pays the claim and the Reinsurer reimburses the Ceding Company (provided the Reinsurer has received satisfactory claims proof and all requested available documentation) exceeds the Ceding Company reserves the right to charge interest (at the prime rate published in the Eastern Edition of the Wall Street Journal on the date the Ceding Company pays the claim) from the day the Ceding Company paid the claim to the day the Reinsurer reimburses the Ceding Company.

I.	In no event will the Reinsurer participate in extra-contractual damages, such as punitive or compensatory damages except as mentioned elsewhere in the Agreement, awarded against the Ceding Company as the result of an act, omission or course of conduct committed by the Ceding Company in connection with the reinsurance under this Agreement. For death claim denials, if the Reinsurer was an active party and affirmed the act, omission or course of conduct of the Ceding Company, in writing and in advance, which was the basis for the assessment of extra-contractual damages, the Reinsurer shall share in the payment of these damages in proportion to the reinsurance provided under this Agreement.

J.	The Reinsurer will not be liable for any Extra Contractual Obligations resulting from the Ceding Company’s failure to implement the agreed upon course of action, such as filing of timely pleadings or meeting court or statutory deadlines, etc. unless the failure to implement the agreed upon course of action was in part or in full, directly or indirectly due to the Reinsurer.

K.	The reinsurer acknowledges that timely and good-faith compliance with any claim obligations required under this Agreement is a material element of the Reinsurer’s responsibilities with respect to that claim obligation. Consistent and material non-compliance with claims payments, including extended delays, may constitute a material breach of the terms of this Agreement.

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

(hereinafter referred to as the “Reinsurer”)

Original Treaty Effective Date: May 28, 2012

Coverage: SL10/SL11/SL11BSP/SL15/SL17

(COLI/BOLI              business only)

TAI Code:

Effective May 28, 2012, the Amendment Effective Date, Schedule A – Accepted Coverages of the above-referenced Agreement will be replaced with the attached Schedule A – Accepted Coverages to add reinsurance coverage for new policies issued as a result of the provision to              meets the criteria as more fully described in Schedule A.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: /s/ Peter G Ferris		Date:	10-11-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By: /s/ Peter G Ferris		Date:	10-11-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By: /s/ Peter G Ferris		Date:	10-11-13
Peter G. Ferris
Vice President & Actuary

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Kyle Bauer	Date:	10/09/2013

Print name:	Kyle Bauer

Title:	VP

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Kenneth Thieme	Date:	10-9-13

Print name:	Kenneth Thieme

Title:	VP

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SCHEDULE A: ACCEPTED COVERAGES

Issuing Companies: Policies issued by the MML Bay State Life Insurance Company of Enfield, Connecticut, C.M. Life Insurance Company of Enfield, Connecticut, or Massachusetts Mutual Life Insurance Company of Springfield, Massachusetts, may be reinsured under this Agreement.

Type of Business:            .

Plans of Insurance:            .

Eligible Policies:             .

Recapture:             .

Lead Underwriting Reinsurer:              for all business issued under this Agreement. However, if there are any underwriter changes at            , the Lead Underwriter will be subject to review and possible change by the Ceding Company.

Duties and function of the Lead Underwriting Reinsurer:

In the circumstance that an individual case deviation from the guidelines in the underwriting manual occurs, the Lead Underwriting Reinsurer’s approval is the deciding factor in determining the acceptance of each deviation, and the Reinsurer in this Agreement must follow the Lead Underwriting Reinsurer’s decision.

Exercising the            : The Reinsurer will provide            .

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i.	.